Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Sector Funds (Invesco Sector Funds):

We consent to the use of our report dated December 21, 2018 on the financial statements of Oppenheimer Value Fund, a series of Oppenheimer Series Fund, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

February 27, 2020